UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported): September 24, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9158 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 24, 2010, the Board of Directors of IRIS International, Inc. (the “Company” or “IRIS”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The dividend is payable to the Company’s stockholders of record as of the close of business on October 8, 2010 (the “Record Date”). All Rights are issued pursuant to, and will be subject to the terms and conditions of, the Rights Agreement, dated September 24, 2010 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

Each Right, when exercisable, will entitle the registered holder thereof to purchase from the Company one one-thousandth (1/1000th) of a share of the Series A Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a Purchase Price of $100.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the “Purchase Price”), subject to certain adjustments.

The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Exercise of Rights

The Rights will initially be represented by the certificates evidencing the Common Stock and will not be exercisable, or transferable apart from the Common Stock, until the earliest to occur of:

(i) the tenth day after the acquisition by a person or group of affiliated or associated persons (other than an Exempt Person or, in certain cases, a Permitted Holder) of beneficial ownership of 20% or more of the outstanding Common Stock; provided, that if within that ten-day period the Acquiring Person reduces its beneficial ownership to less than 20%, then it shall be deemed not to be an Acquiring Person and the Stock Acquisition Date (as defined below) shall be deemed not to have occurred;

(ii) the tenth day after public announcement of a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 20% or more of the outstanding Common Stock; provided, that if within that ten day period the person withdraws the tender or exchange offer, then such offer shall be deemed not to have been made; and

(iii) the tenth day after the date on which the Board declares any person or group of affiliated or associated persons which beneficially owns 10% or more of the outstanding Common Stock to be an “Adverse Person” (as described below) (the earliest of these dates is referred to as the “Distribution Date”).

Under the Rights Agreement, any person or group described in items (i) or (iii) above is referred to as an “Acquiring Person,” and the date upon which a person or group first becomes an Acquiring Person is referred to as the “Stock Acquisition Date.”

An “Adverse Person” is any person or group of affiliated or associated persons (other than an Exempt Person and a Permitted Holder) beneficially owning 10% or more of the outstanding Common Stock, if the Board determines (i) that the person or group is holding the shares of Common Stock in order to cause the Company to repurchase their Common Stock or to take any other actions intended to provide them with short-term financial gain, in circumstances where the Board determines that the actions to be taken are not in the best long-term interests of the Company or its stockholders, or (ii) that beneficial ownership of the Common Stock by the person or group is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company.

An “Exempt Person” is defined as the Company, a subsidiary of the Company, or an employee benefit plan of the Company or any of its subsidiaries.

A “Permitted Holder” shall mean a Person who acquires beneficial ownership of the Common Stock of the Company pursuant to a Permitted Acquisition; provided, however, a Permitted Holder shall remain a Permitted Holder so long as the aggregate beneficial ownership of Common Stock held by such Person does not exceed that number of shares of Common Stock held by such Person immediately following the Permitted Acquisition pursuant to which such Person became a Permitted Holder (reduced by the number of shares of Common Stock from time to time disposed of by such Person) plus a number of additional shares of Common Stock equal to 1% of the then outstanding shares of Common Stock of the Company; provided, however, any shares of Common Stock issued or issuable to a Permitted Holder pursuant to employee benefit plans maintained by the Company for the benefit of its employees, directors and consultants shall be disregarded and not counted for purposes of calculating the limitations imposed by the immediately preceding sentence.

“Permitted Acquisition” shall mean an acquisition of shares of Common Stock by a Person in a transaction or series of transactions which has been previously approved by a majority of the Board of Directors.

The Rights (unless sooner redeemed) will first become exercisable on the Distribution Date, at which time the Company will distribute separate Right Certificates representing the Rights to its then current stockholders, and it is expected that the Rights could then begin trading separately from the Common Stock. The Rights will expire on September 24, 2020 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

Anti-Takeover Provisions

Following the Stock Acquisition Date, the Rights would give holders (other than the Acquiring Person, its affiliates and transferees) the right to purchase from the Company, for the Purchase Price, that number of one one-thousandth (1/1000th) of a share of Preferred Stock (or, in certain circumstances, Common Stock, cash, property or other securities of the Company)

having a market value of twice the Purchase Price of the Right. Notwithstanding any of the foregoing, following the Stock Acquisition Date, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Further, in a merger, consolidation or sale or transfer of 50% or more of the consolidated assets or earning power of the Company, each Right will be converted into the right to purchase, for the Purchase Price, that number of shares of common stock of the surviving entity or (in certain circumstances) its parent corporation, which at the time of such transaction will have a market value of twice the Purchase Price of the Right.

Following the Distribution Date, exercisable Rights may be exercised, at the option of the holder thereof, without the payment of the Purchase Price in cash. In any such case, the number of securities which such person would otherwise be entitled to receive upon the exercise of such Rights will be reduced by the amount of the Purchase Price.

Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each one one-thousandth (1/1000th) of a share of Preferred Stock will be entitled to participating dividends per one one-thousandth (1/1000th) of a share equal to dividends which may from time to time be declared on a share of Common Stock. In the event of liquidation, the Preferred Stock holders will be entitled to a preferential liquidation payment. These rights are protected by customary anti-dilution provisions.

Redemption of Rights

At any time prior to that date which is ten days following the Stock Acquisition Date, the Board may redeem the outstanding Rights at a price of $.001 per Right, and may amend the Rights Agreement in any and all respects and particulars. If during said ten-day period the Acquiring Person reduces his beneficial ownership to less than 20%, the Rights will again be redeemable. Subsequent to ten days following the Stock Acquisition Date, the Rights are not redeemable and the Board may amend the Rights Agreement only to eliminate ambiguities or to provide additional benefits to the holders of the Rights (other than any Acquiring Person).

Voting or Dividend Rights

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment

Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Preferred Stock Provisions

Each one one-thousandth of a share of Preferred Stock, if issued:

•	will not be redeemable;

•

will, when, as and if declared by the Board of Directors, entitle its holder to quarterly dividend payments of $1.00, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	will entitle its holder upon liquidation either $0.01 per whole share of Preferred Stock or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•

if shares of the common stock of the Company are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Effect of Rights

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that holders of the Rights become entitled to exercise their Rights for Common Stock (or common stock of the surviving entity in a merger with the Company), since until that time the Rights may be redeemed by the Board at $0.001 per Right.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2010, IRIS filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. See the description in Item 1.01 of this Current Report in Form 8-K for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.1(f) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On September 27, 2010, IRIS issued a press release announcing the adoption of a Rights Agreement and declaration of a dividend of the Rights. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

None.

(b)	Pro forma Financial Information.

None.

(c)	Shell company transaction.

None.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Form	File Number	Exhibit	Filing Date

3.1(a)	Certificate of Incorporation, filed June 9, 1987	—	—	—	—	*
3.1(b)	Certificate of Amendment of Certificate of Incorporation, filed July 9, 1993	—	—	—	—	*
3.1(c)	Certificate of Amendment of Certificate of Incorporation, filed June 6, 2001	—	—	—	—	*
3.1(d)	Certificate of Ownership and Merger, filed November 26, 2003	—	—	—	—	*
3.1(e)	Certificate of Correction of Certificate of Ownership and Merger, filed December 11, 2003	—	—	—	—	*
3.1(f)	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock, filed September 27, 2010	—	—	—	—	*
3.2	Amended and Restated Bylaws.	8-K	001-11181	3.2	July 18, 2007	—
4.1	Rights Agreement, dated as of September 24, 2010, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock, the Form of Rights Certificate, and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A, B and C, respectively.	—	—	—	—	*
99.1	Press Release issued by IRIS International, Inc. on September 27, 2010.	—	—	—	—	*

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: September 29, 2010	By:	/S/ MARTIN S. MCDERMUT
Martin S. McDermut
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Form	File Number	Exhibit	Filing Date

3.1(a)	Certificate of Incorporation, filed June 9, 1987	—	—	—	—	*
3.1(b)	Certificate of Amendment of Certificate of Incorporation, filed July 9, 1993	—	—	—	—	*
3.1(c)	Certificate of Amendment of Certificate of Incorporation, filed June 6, 2001	—	—	—	—	*
3.1(d)	Certificate of Ownership and Merger, filed November 26, 2003	—	—	—	—	*
3.1(e)	Certificate of Correction of Certificate of Ownership and Merger, filed December 11, 2003	—	—	—	—	*
3.1(f)	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock, filed September 27, 2010	—	—	—	—	*
3.2	Amended and Restated Bylaws.	8-K	001-11181	3.2	July 18, 2007	—
4.1	Rights Agreement, dated as of September 24, 2010, between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock, the Form of Rights Certificate, and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A, B and C, respectively.	—	—	—	—	*
99.1	Press Release issued by IRIS International, Inc. on September 27, 2010.	—	—	—	—	*